As filed with the Securities and Exchange Commission on July 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	36-4946844
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(415) 500-4614

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rohan Palekar

Chief Executive Officer

89bio, Inc.

142 Sansome Street, Second Floor

San Francisco, CA 94104

(415) 500-4614

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105 (415) 393-8373	Divakar Gupta Jonie I. Kondracki Robert W. Phillips Charles S. Kim Cooley LLP 101 California Street San Francisco, CA 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-239688

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.001 per share	$13,965,600	$1,813

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $69,828,000 on a Registration Statement on Form S-1 (File No. 333-239688), which was declared effective by the Securities and Exchange Commission on July 7, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $13,965,600 is hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, 89bio, Inc., a Delaware corporation (“89bio”), is filing this registration statement with the Securities and Exchange Commission (the “SEC”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-239688) (the “Registration Statement”) filed by 89bio with the SEC on July 6, 2020, which was declared effective on July 7, 2020.

89bio is filing this registration statement for the sole purpose of increasing the aggregate offering price of shares of common stock to be offered by 89bio in the public offering by $13,965,600, which represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement and all exhibits to the Registration Statement are hereby incorporated by reference into this registration statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Form S-1 Registration Statement (Registration No. 333-239688)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 7, 2020.

89bio, Inc.

By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title	Date

/s/ Rohan Palekar	Chief Executive Officer (principal executive officer)	July 7, 2020
Rohan Palekar

/s/ Ryan Martins	Chief Financial Officer (principal financial and accounting officer)	July 7, 2020
Ryan Martins

*	Chairman	July 7, 2020
Steven M. Altschuler, M.D.

*	Director	July 7, 2020
Derek DiRocco, Ph.D.

*	Director	July 7, 2020
Gregory Grunberg, M.D.

*	Director	July 7, 2020
Michael Hayden, M.B., Ch.B., Ph.D.

*	Director	July 7, 2020
Anat Naschitz

*	Director	July 7, 2020
Lota Zoth

*By:	/s/ Rohan Palekar
Rohan Palekar
Attorney-in-fact